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                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             UNIVERSAL OUTDOOR, INC.


                                   ARTICLE I.

                                     OFFICES

          The corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the state.

                                   ARTICLE II.

                                  SHAREHOLDERS

          SECTION 1. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the second Monday in January of each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. In the absence of a determination to the contrary, the annual meeting shall be held at the offices of the corporation.

          SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called either by the chairman of the board, president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote on the matter for which the meeting is called, for the purpose or purposes stated in the call of the meeting. A special meeting shall be held at such place as may be determined by resolution of the board of directors or, in the absence of such a determination, at the offices of the corporation.

          SECTION 3. NOTICE OF MEETINGS. Written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than forty days before the date of

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the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty nor more than forty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

          SECTION 4. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may fix in advance a record date which shall not be more than forty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

          SECTION 5. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, within ten days after the record date for a meeting of shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder, which list, for a period of ten days prior

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to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

          SECTION 6. QUORUM. The holders of a majority of the outstanding shares of the corporation entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number of voting by classes is required by the Illinois Business Corporation Act of 1983, the articles of incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

          SECTION 7. PROXIES. A shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed.

          No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided herein. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

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          An appointment of the proxy is revocable by the shareholder unless the appointment form conspicuously stated that it is irrevocable and the appointment is coupled with an interest in the shares or in the corporation generally. An appointment made irrevocable as provided herein becomes revocable when the interest in the proxy terminates. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee was ignorant of its existence when the share were acquired and both the existence of the appointment and its revocability were not noted conspicuously on the certificate (or information statement for shares without certificates) representing the shares.

          The death or incapacity of the shareholder appointing a proxy does not revoke the proxy's authority unless notice of the death or incapacity is received by the officer or agent who maintains the corporation's share transfer book before the proxy exercises his or her authority under the appointment.

          Unless the appointment of a proxy contains an express limitation on the proxy's authority, a corporation may accept the proxy's vote or other action as that of the shareholder making the appointment. If the proxy appointed fails to vote or otherwise act in accordance with the appointment, the shareholder is entitled to such legal or equitable relief as is appropriate in the circumstances.

          SECTION 8. VOTING OF SHARES. Except as otherwise provided in the articles of incorporation or the Illinois Business Corporation Act of 1983, each outstanding voting share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

          SECTION 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the corporation's own shares held by the corporation in fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

          Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. The chairman of the board or president or other person holding the position of chief executive officer of such other corporation may be treated as authorized to vote such shares, together with any other

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person indicated and any other holder of an office indicated by the corporate shareholder to the corporation as a person or an officer authorized to vote such shares. Such persons and offices indicated shall be registered on the transfer books for shares and included in any voting list prepared in accordance with
Section 5 of this Article.

          Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

          Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their share, for a period not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as is the record of the shareholders of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

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          SECTION 10.  INSPECTORS.  At any meeting of shareholders, the presiding officer may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

          Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

          Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

          SECTION 11. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at any annual or special meeting of the shareholders of the corporation, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) if 5 days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less then the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof.

          Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of the Illinois Business Corporation Act of 1983 if such action had been voted on by the shareholders at a meeting thereof, the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Section
7.10 of the Illinois Business Corporation Act of

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1983 and that written notice has been given as provided in such Section 7.10.

          SECTION 12. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.


                                  ARTICLE III.

                                    DIRECTORS

          SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of its board of directors except as otherwise required by law.

          SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be four (4). Except as provided in Section 13 of this Article, each director shall hold office until the next annual meeting of shareholder or until his successor shall have been elected and qualified. Directors need not be residents of the State of Illinois or shareholders of the corporation. The number of directors may be increased or decreased from time to time, pursuant to the provisions of the articles of incorporation, by the amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent director.

          SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than these by-laws, immediately after the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

          SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

          SECTION 5. NOTICE. Notice of any special meeting shall be given at least ten (10) days previous thereto by written notice to each director at his business address as it appears in records of the corporation. If mailed, such notice shall be deemed to be delivered

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when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

          SECTION 6. QUORUM. At all meetings of the board one-half of the directors shall constitute a quorum for the transaction of business, but in the event that a Material Event (as defined in the Second Amended and Restated Certificate of Incorporation of Universal Outdoor Holdings, Inc. ("Holdings")) comes before the directors of the corporation for approval, one of the directors present at such meeting must be the director who is also a Class B Common Stock Director (as such term is defined in the Second Amended and Restated Certificate of Incorporation of Holdings) of Holdings in order to constitute a quorum. In the event that no director of the corporation is also the Class B Common Stock Director of Holdings, then at all meetings of the board of directors where a Material Event comes before the directors of the corporation for approval, the entire board of directors shall be required to constitute a quorum for the transaction of business. In each of the foregoing cases, if a quorum is not present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice. Unless specifically prohibited by the articles of incorporation or these by-laws, members of the board of directors or of any committee of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

          SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or these by-laws PROVIDED, HOWEVER, that certain specified actions shall require the unanimous approval of

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the directors present at a meeting at which a quorum is present as set forth in the articles of incorporation.

          SECTION 8. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the unanimous approval of the directors present at a meeting at which there is a quorum, and each director so chosen shall hold office until his successor is elected and qualified, or until his earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

          SECTION 9. ACTION WITH A MEETING. Unless specifically prohibited by the articles of incorporation or these by-laws, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors, or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with anyone else.

          SECTION 10. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          SECTION 11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to

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dissent shall not apply to a director who voted in favor of such action.

          SECTION 12. COMMITTEES. A majority of the directors may create one or more committees and appoint members of the board of directors to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the board.

          (a) Unless the appointment by the board of directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting, and subject to the provisions of the by-laws or action by the board of directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor.

          (b) To the extent specified by the board of directors or in the articles of incorporation or these by-laws, each committee may exercise the authority of the board of directors under Section 8.05 of the Illinois Business Corporation Act of 1983; provided, however, a committee may not:

               (1)  authorize distributions;

               (2) approve or recommend to shareholders any act required by law to be approved by shareholders;

               (3)  fill vacancies on the board or on any of its committees;

               (4) elect or remove officers or fix the compensation of any member of the committee;

               (5)  adopt, amend or repeal these by-laws;

               (6)  approve a plan of merger not requiring shareholder approval;

               (7) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the board;

               (8) authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the board may direct a committee to fix the specific terms of the issuance or sale or contract for sale of the number of shares

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to be allocated to particular employees under an employee benefit plan; or

               (9) amend, alter, repeal, or take action inconsistent with any resolution or action of the board of directors when the resolution or action of the board of directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minute of its proceedings and report the same to the board when required.

          SECTION 13. REMOVAL OF DIRECTORS. Any director may be removed, with or without cause, (i) by unanimous approval of the directors present at a meeting at which a quorum is present as set forth in the articles of incorporation, or (ii) at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except as follows:

               (1) No director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

               (2) In the case the corporation provides for cumulative voting, if less than the entire board is to be removed, no director may be removed at a meeting of shareholders, with or without cause, if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors.

               (3) If a director is elected by a class or series of shares, he or she may be removed only by the shareholders of that class or series.

          The above provisions shall not preclude the circuit court of the county in which the corporation's registered office is located from removing a director of the corporation from office in a proceeding commenced either by the corporation or by shareholders of the corporation holding at least 10 percent of the outstanding shares of any class if the court finds (1) the director is engaged in fraudulent or dishonest conduct or has grossly abused his or her position to the detriment of

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the corporation, and (2) removal is in the best interest of the corporation.  If the court removes a director, it may bar the director from reelection for a period prescribed by the court. If such a proceeding is commenced by the shareholders, they shall make the corporation a party defendant.


                                   ARTICLE IV

                                    OFFICERS

          SECTION 1. NUMBER. The officers of the corporation shall be a chairman of the board, president, a treasurer, a secretary, and such vice presidents, assistant treasurers, assistant secretaries or other officers as may be elected by the board of directors. Any two or more offices may be held by the same person.

          SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders, PROVIDED, HOWEVER, that any action by the board of directors or by the corporation with respect to the appointment of the executive officers of the corporation shall require the approval of the holders of a majority of the outstanding voting shares of the corporation. At all times, the Chairman of the Board and the President of the corporation, respectively, shall be the persons who are the chairman of the board and president of Holdings, respectively. In the event that the chairman of the board or president of Holdings is removed or replaced, the Chairman of the Board or President of the corporation, as the case may be, shall be replaced pursuant to the provisions of Article NINTH of the articles of incorporation of the corporation. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors, subject to the first sentence of this section. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

          SECTION 3. REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but

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such removal shall be without prejudice to the contract rights, if any, of the person so removed, PROVIDED, HOWEVER, that any action by the board of directors or by the corporation with respect to the removal or replacement of the executive officers of the corporation shall require the approval of the holders of a majority of the outstanding voting shares of the corporation.

          SECTION 4. EXECUTIVE OFFICERS. The executive officers of the Corporation shall be two in number and shall be granted the powers as stated herein.

          4(a)      CHAIRMAN OF THE BOARD.  The chairman of the board shall be one of the principal executive officers of this corporation. Subject to the direction and control of the board of directors, the chairman shall have the authority to manage the business of the corporation; see that the resolutions and directions of the board of directors are carried into effect in all instances except where such responsibility is specifically designated to some other officer by the board of directors; enforce the by-laws of this corporation and discharge all duties incident to his office which are required by law and such other duties as may be specifically prescribed from time to time by the board of directors. He shall cause to be called regular and special meetings of the shareholders and directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, the chairman of the board may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or other officers authorized by the Board of directors.

          4(b)   PRESIDENT.  The president shall be one of the principal
          executive officers of this corporation. Subject to the direction and control of the board of directors, the president shall have the authority to manage the business of the corporation; see that the resolutions and directions of the board of directors are carried into effect in all instances except where such responsibility is specifical-

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          ly designated to some other officer by the board of directors; enforce the by-laws of this corporation and discharge all duties incident to his office which are required by law and such other duties as may be specifically prescribed from time to time by the board of directors.
          He shall cause to be called regular and special meetings of the shareholders and directors. Except in these instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, the chairman of the board may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or other officers authorized by the board of directors.

          SECTION 5. THE VICE-PRESIDENT(S). The vice-president(s), if any, shall assist the president in the discharge of his or her duties as the president may direct and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the board of directors, or by the president if the board of directors has not made such designation, or in the absence of any designation, then in the order of seniority of tenure as vice-president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice-president (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

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          SECTION 6. THE TREASURER.  The treasurer shall be the principal accounting and financial officer of the corporation. He or she shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors may determine.

          SECTION 7. THE SECRETARY. The secretary shall: (a) record the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vicepresident, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument; except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; (g) have authority to certify the by-laws, resolutions of the shareholders and board of directors and committees thereof, and other documents of the corporation as true and correct copies thereof, and
(h) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

          SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors. The assistant secretaries may sign with the president, or a vice-president, or any other officer thereunto autho-

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rized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

          SECTION 9. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

          SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

          SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

          SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

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                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

          SECTION 1. CERTIFICATES FOR SHARES. The issued shares of the corporation shall be represented by certificates or shall be uncertified shares. Certificates representing shares of the corporation shall be signed by the appropriate corporate officers and may be sealed with the seal, or a facsimile of the seal, of the corporation, if the corporation uses a seal. In case the seal of the corporation is changed after the certificate is sealed with the seal or a facsimile of the seal of the corporation, but before it is issued, the certificate may be issued by the corporation with the same effect as if the seal had not been changed. If a certificate is countersigned by a transfer agent or registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles, In case any officer of the corporation, or any officer or employee of the transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the corporation, or an officer or employee of the transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if the officer of the corporation, or the officer or employee of the transfer agent or registrar had not ceased to be such at the date of its issue.

          In the event the corporation authorizes more than one class of stock every certificate representing shares issued by a corporation shall set forth upon the face or back of the certificate a full summary or statement of all of the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class authorized to be issued, and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. Such statement may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the corporation to any shareholder upon request and without charge.

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          Each certificate representing shares shall also state:

          (a) That the corporation is organized under the laws of the State of Illinois.

          (b)   The name of the person to whom issued.

          (c) The number and class of shares, and the designation of the series, if any, which such certificate represents.

          No certificate shall be issued for any share until such share is fully paid.

          Unless otherwise provided by the articles of incorporation or by-laws, the board of directors of a corporation may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 6.35 of the Illinois Business Corporation Act of 1983. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shared and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

          The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

          SECTION 2. LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

          SECTION 3. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, on surrender for cancellation of

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

the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective. Transfer of an uncertificated share shall be made on receipt by the corporation of an instruction from the registered owner or other appropriate person. The instruction shall be in writing or a communication in such form as may be agreed upon in writing by the corporation.


                                   ARTICLE VII

                                   FISCAL YEAR

          The fiscal year of the corporation shall be fixed by resolution of the board of directors.


                                  ARTICLE VIII

                                    DIVIDENDS

          The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.


                                   ARTICLE IX

                                      SEAL

          The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced, provided that the affixing of the corporate seal to an instrument shall not give the instrument additional force or effect, or change the construction thereof, and the use of the corporate seal is not mandatory.


                                   ARTICLE  X

                                WAIVER OF NOTICE

          Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the

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

provisions of the Illinois Business Corporation Act of 1983, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was act given.


                                   ARTICLE  XI

                                   AMENDMENTS

          Unless the power to make, alter, amend or repeal by-laws is reserved to the shareholders by the articles of incorporation, the by-laws of the corporation may be made, altered, amended or repealed by the board of directors.


                                   ARTICLE XII

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

          SECTION 1. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          SECTION 2. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          SECTION 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     SECTION 4. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by inde-pendent legal counsel in a written opinion, or (c) by the shareholders.

          SECTION 5. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 6. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this article.

          SECTION 7. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Section.

          SECTION 8. If the Corporation pays an indemnity or advances expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

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

                                  ARTICLE XIII

                              AMENDMENT TO BY-LAWS

          These By-Laws may only be amended, altered, changed or repealed as provided in the articles of incorporation of the corporation.